Exhibit 10.3

EXECUTION COPY

AMENDMENT NO. 3

TO THE
TRANSITION TO INTERNAL MANAGEMENT AGREEMENT

This AMENDMENT NO. 3 to the TRANSITION TO INTERNAL MANAGEMENT AGREEMENT is made and entered into on this 24th day of February, 2015 (this “Amendment”) by and among, Sentio Healthcare Properties, Inc., a corporation organized under the laws of the State of Maryland (the “Company”), Sentio Healthcare Properties OP, L.P., a Delaware limited partnership (the “Partnership,” and together with the Company, the “Company Parties”), Sentinel RE Investment Holdings LP, a Delaware limited partnership (the “Investor”), and Sentio Investments, LLC, a Florida limited liability company (the “Advisor”).

RECITALS

WHERAS, the Company and the Advisor are parties to an advisory agreement pursuant to which the day-to-day business and affairs of the Company are managed by the Advisor (as amended from time to time, the “Advisory Agreement”);

WHEREAS, on February 10, 2013, the Company Parties, the Investor, and the Advisor, entered into the Transition to Internal Management Agreement, as amended by Amendment no. 1 and Amendment no. 2 each dated April 8, 2014 (the “TIMA”);

WHEREAS, pursuant to Section 5(d)(i) of the TIMA, the Company Parties, the Investor and the Advisor desire to delay the Internalization Date (as defined in the TIMA) as set forth below;

NOW, THEREFORE, in consideration of the mutual agreements and covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1.          Amendment to Section 1. The Company Parties, the Investor and the Advisor hereby agree that Section 1 of the TIMA shall be amended and restated in its entirety as follows:

Renewal of Advisory Agreement. Subject to compliance with the requirements of Section 8.2 of the Charter and Section 14 of the Advisory Agreement, the Company and the Advisor will renew the Advisory Agreement upon the expiration of its current term on December 31, 2013, as follows: (a) for a one-year term commencing January 1, 2014 and ending December 31, 2014 (the “First Renewal Term”), (b) for a subsequent term commencing January 1, 2015 and ending on the second anniversary of the effective date of the Securities Purchase Agreement (the “SPA Effective Date”) (the “Second Renewal Term”), (c) for a one-year term commencing on the day after the second anniversary of the SPA Effective Date and ending on the third anniversary of the SPA Effective Date (the “Third Renewal Term”), and (d) for a one-year term commencing on the day after the third anniversary of the SPA Effective Date and ending on the fourth anniversary of the SPA Effective Date (the “Fourth Renewal Term”).

2.          Amendment to Section 4(b). The Company Parties, the Investor and the Advisor hereby agree that Section 4(b) of the TIMA shall be amended and restated in its entirety as follows:

Cap on Fee Amounts Payable to the Advisor.

b.           During the Third Renewal Term and the Fourth Renewal Term, the aggregate amount of fees payable to the Advisor pursuant to Sections 8(a), 8(b), 8(c), 8(d) and 8(e) of the Advisory Agreement will be limited in the aggregate as follows:

i.            During the Third Renewal Term, a maximum of $3,200,000 plus the Extension Excess Fee Amount (the “Third Renewal Term Maximum Amount”). The “Extension Excess Fee Amount” is $3,200,000; provided, however, that any fees earned by the Advisor for the period following the SPA Effective Date through the end of the Second Renewal Term that were in excess of the Maximum Fee Amount (the “Excess Fees”) shall be included in fees payable during the Third Renewal Term, subject to the Third Renewal Term Maximum Amount; provided further that the amount of Excess Fees permitted to be included in the fees payable during the Third Renewal Term shall be limited to a maximum amount of $1,000,000.

ii.         During the Fourth Renewal Term, a maximum of $3,200,000 plus any remaining portion of the Extension Excess Fee Amount not already paid to the Advisor pursuant to Section 4(b)(i) hereof (the “Fourth Renewal Term Maximum Amount”).

iii.         For avoidance of doubt, during the Third Renewal Term and the Fourth Renewal Term, the maximum amount of fees paid to the Advisor pursuant to Sections 8(a), 8(b), 8(c), 8(d) and 8(e) of the Advisory Agreement, whether earned during the period following the SPA Effective Date through the end of the Second Renewal Term or during the Third Renewal Term and the Fourth Renewal Term will be $9,600,000 (such amount the “Maximum Extension Fee Amount”).

3.          Amendment to Section 5. The Company Parties, the Investor and the Advisor hereby agree that Section 5 of the TIMA shall be amended and restated in its entirety as follows:

Internalization.

a.            The current intent of the Company Parties, the Advisor and the Investor is to cause the Company to finalize the transition to an internal management structure upon the completion of the Fourth Renewal Term.

b.            Subject to Section 5(e) hereof, effective upon the first day after the end of the Fourth Renewal Term (the “Internalization Date”), the Company will effect the acquisition of all of the Advisor’s assets that are reasonably necessary for the management and operation of the Company’s business (such acquisition, an “Internalization”), including, but not limited to, the assignment or other transfer to the Company of all of the Advisor’s rights, title and interest in any contracts with third parties that are reasonably necessary for the operation of the Company’s business (the “Contracts”).

c.            Notwithstanding the Third Renewal Term Maximum Amount, upon an Internalization or a Liquidation Event (as defined in the Investor Rights Agreement), in addition to any subordinated performance fee amounts earned by the Advisor in accordance with Section 3 hereof, the Advisor shall receive a fee (the “Event Fee”) in an amount to be calculated as follows:

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i.           If the Internalization or Liquidation Event occurs on or prior to June 30, 2015, the Event Fee shall be equal to the lesser of (x) $4,000,000 and (y) the remaining portion of the Maximum Extension Fee Amount not previously paid to the Advisor during the Third Renewal Term as of the date of the Internalization or Liquidation Event.

ii.        If the Internalization or Liquidation Event occurs after June 30, 2015 and prior to the fourth anniversary of the SPA Effective Date, the Event Fee shall be equal the lesser of (x) $3,000,000 and (y) the remaining portion of the Maximum Extension Fee Amount not previously paid to the Advisor during the Third Renewal Term or Fourth Renewal Term as of the date of the Internalization or Liquidation Event.

d.           Notwithstanding Section 5(c) hereof, no Event Fee shall be paid to the Advisor if (i) at the time of a Liquidation Event or (ii) within twelve months of a Liquidation Event, the Advisor or any of its members, managers or principals or affiliates of any of the foregoing (x) continues to provide services (including in a management or advisory role, but excluding any transition services for which the Advisor is not paid or that is otherwise approved by the board of directors of the Company and the Investor in writing) with respect to the Company, the acquiror of the Company or all or substantially all of its assets, or any surviving entity resulting from such Liquidation Event or any affiliates of the foregoing, (y) acquires or holds any equity interests or equity securities in the Company, such acquiror, such surviving entity or such affiliates, or (z) receives any fees, payments or other compensation (other than the compensation contemplated by this Agreement and the Advisory Agreement and earned prior to or upon such Liquidation Event) from the Company, such acquiror, such surviving entity or such affiliates. In the case of Section 5(d)(ii), the Advisor shall refund such Event Fee to the Company’s equity holders from prior to such Liquidation Event.

e.           Notwithstanding Section 5(a) hereof, the Internalization Date may be delayed as follows:

i.           If the Company Parties, the Investor and the Advisor agree in writing in advance of such date to delay the Internalization Date, in which case the Internalization Date will be the date agreed upon by the Company Parties, the Investor and the Advisor; or

ii.         If the Company has not completed the employee transition in accordance with the provisions of Section 6 hereof, or has not secured the consents to assignment of the Contracts in accordance with the provisions of Section 7 hereof, in which case the Internalization Date will be the first date upon which all such conditions have been satisfied.

4.          Ratification; Effect on Advisory Agreement.

a.           Ratification. The TIMA and the Advisory Agreement, as amended hereby, shall remain in full force and effect and is hereby ratified and confirmed in all respects.

b.           Effect on the Advisory Agreement. On and after the date hereof, each reference in the TIMA to “this Agreement,” “herein,” “hereof,” “hereunder,” or words of similar import shall mean and be a reference to the TIMA as amended hereby.

c.           Counterparts; Facsimile. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original and all of which, taken together, shall constitute one and the same instrument. Original signatures hereto may be delivered by facsimile which shall be deemed originals.

Signature page follows.

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IN WITNESS WHEREOF, the parties have executed and delivered this Amendment as of the date first written above.

THE COMPANY

Sentio Healthcare Properties, Inc.

By:	/s/ John Mark Ramsey
Name: John Mark Ramsey
Title: President and Chief Executive Officer

THE PARTNERSHIP

Sentio Healthcare Properties OP, L.P.

By: Sentio Healthcare Properties, Inc.,
its general partner

By:	/s/ John Mark Ramsey
Name: John Mark Ramsey
Title: President and Chief Executive Officer

THE INVESTOR

Sentinel RE Investment Holdings LP

By:	/s/ Billy Butcher
Name: Billy Butcher
Title: Vice President

THE ADVISOR

Sentio Investments, LLC

By:	/s/ John Mark Ramsey
Name: John Mark Ramsey
Title: Chief Executive Officer